UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 15, 2011
US Oncology, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-26190 (Commission File Number)	84-1213501 (I.R.S. Employer Identification No.)

10101 Woodloch Forest, The Woodlands, Texas (Address of principal executive offices)	77380 (Zip Code)
Registrant’s telephone number, including area code: (281) 863-1000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.
On February 15, 2011, US Oncology, Inc. (“US Oncology”) entered into a second supplemental indenture (the “Supplemental Indenture”) to the indenture, dated as of June 18, 2009 (the “Indenture”), among US Oncology, the subsidiary guarantors party thereto and Wilmington Trust FSB, as trustee, governing US Oncology’s 9.125% Senior Secured Notes due 2017 (the “Notes”). The Supplemental Indenture amends the Indenture to provide for the creation of a secured escrow account in which US Oncology would deposit $42,033,552.39 (such amount, as increased by any interest accrued or other income earned thereon, the “Secured Escrow Account”) and to provide for the terms and conditions under which the funds in the Secured Escrow Account would be either disbursed to holders of the Notes or distributed back to US Oncology. The Supplemental Indenture also amends the provisions that would survive a discharge of the Indenture to include, among others, the provisions relating to the Secured Escrow Account.
For a complete description of the terms of the Supplemental Indenture, please refer to the Supplemental Indenture, which is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibit 4.1.

Item 3.03	Material Modification of Rights of Security Holders.
The information in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 9.01	Exhibits.
(d)

Exhibit No.	Description of Exhibit
4.1	Second Supplemental Indenture, dated as of February 15, 2011, between US Oncology and Wilmington Trust, FSB, as trustee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 16, 2011

US ONCOLOGY, INC.
By:	/s/ Willie C. Bogan
Willie C. Bogan
Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Second Supplemental Indenture, dated as of February 15, 2011, between US Oncology and Wilmington Trust, FSB, as trustee.